Exhibit 4.1

Essex Portfolio, L.P., as Issuer

Essex Property Trust, Inc., as Guarantor

U.S. Bank National Association, as Trustee

INDENTURE

Dated as of
August 24, 2020

1.650% Senior Notes due 2031
2.650% Senior Notes due 2050

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CROSS REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	7.08, 7.10
311 (a)	7.13
(b)	7.13
312(a)	5.01, 5.02
(b)	5.02
(c)	5.02
313(a)	5.03
(b)	5.03
(c)	5.03
(d)	5.03
314(a)	4.06, 4.08
(b)	N.A.
(c)(1)	16.06
(c)(2)	16.06
(c)(3)	N.A.
(d)	N.A.
(e)	16.06
(f)	N.A.
315(a)	7.01
(b)	6.08
(c)	7.01
(d)	7.01
(e)	6.09
316(a)(1)(A)	6.07
(a)(1)(B)	6.07
(a)(2)	N.A.
(b)	N.A.
(c)	N.A.
317(a)(1)	6.02
(a)(2)	6.02
(b)	11.03
318(a)	16.08

N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

v

INDENTURE

INDENTURE dated as of August 24, 2020 among Essex Portfolio, L.P., a California limited partnership (hereinafter called the “Issuer”), Essex Property Trust, Inc., a Maryland corporation (hereinafter called the “Guarantor” or, in its capacity as the sole general partner of the Issuer, the “General Partner”), each having its principal office at Essex Portfolio, L.P., 1100 Park Place, Suite 200, San Mateo, California 94403, and U.S. Bank National Association, as trustee hereunder (hereinafter called the “Trustee”). Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s (i) 1.650% Senior Notes due 2031 (hereinafter called the “2031 Notes”) and (ii) 2.650% Senior Notes due 2050 (hereinafter called the “2050 Notes”, and, together with the 2031 Notes, the “Notes”), in each case guaranteed by the Guarantor.

ARTICLE 1
DEFINITIONS

Section 1.01.        Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture and any indenture supplemental hereto:

(1)          the terms defined in this Article include the plural as well as the singular;

(2)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(3)          the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)          references herein to the Articles, Sections and other subdivisions shall be to the Articles, Sections and other subdivisions of this Indenture;

(5)          the word “or” is used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6)          provisions apply to successive events and transactions;

(7)          the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8)          the masculine gender includes the feminine and the neuter; and

(9)          references to agreements and other instruments include subsequent amendments and supplements thereto.

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary of the Issuer or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming such a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes such a Subsidiary, as applicable.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.04 and 2.11 hereof, as part of the same series as the applicable series of the Initial Notes.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Note Registrar, co-registrar, Paying Agent, additional paying agent or authentication agent.

“Annual Debt Service Charge” for any period means the maximum amount which is payable during such period for interest on, and original issue discount of, Debt of the Issuer and its Subsidiaries and the amount of any dividends which are payable during such period in respect of any Disqualified Stock.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary.

“Authentication Order” has the meaning specified in Section 2.01.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Benefited Party” has the meaning specified in Section 15.01.

“Board of Directors” means the board of directors of the General Partner or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capital Stock” means any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of the Issuer or any of its Subsidiaries and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming the Notes to be redeemed matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming such Notes to be redeemed matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than six such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Issuer and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Issuer and its Subsidiaries, (ii) provision for taxes of the Issuer and its Subsidiaries based on income, (iii) amortization of debt discount and other deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at the address set forth in Section 16.03.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, without duplication, any indebtedness of the Issuer and its Subsidiaries, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Issuer or any of its Subsidiaries, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Issuer or any of its Subsidiaries otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Issuer or any of its Subsidiaries with respect to redemption, repayment or other repurchase of any Disqualified Stock, (v) any lease of property by the Issuer or any of its Subsidiaries as lessee which is reflected on the consolidated balance sheet of the Issuer and its Subsidiaries as a financing lease in accordance with GAAP, or (vi) interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the consolidated balance sheet of the Issuer and its Subsidiaries in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Issuer or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Issuer or any of its Subsidiaries) (it being understood that Debt shall be deemed to be incurred by the Issuer or any of its Subsidiaries whenever the Issuer or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof).  In the case of items of indebtedness under clause (v) above, “Debt” excludes operating lease liabilities on the Issuer’s consolidated balance sheet in accordance with GAAP.

“Default” means any event which, after notice or the lapse of time, or both, would become, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A or Exhibit B hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disqualified Stock” means any Capital Stock of the Issuer or any of its Subsidiaries which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock), in each case on or prior to the maturity of the applicable series of Notes.

“DTC” means The Depository Trust Company.

“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation gains and losses, as reflected in the financial statements of the Issuer and any of its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Encumbrance” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

“Event of Default” means any event specified in Section 6.01 as an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Global Note Legend” means the legend set forth in Section 2.06(f) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A or Exhibit B hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 15.01 hereof.

“Guarantee Obligations” has the meaning specified in Section 15.01.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means each of (i) the first $300,000,000 of aggregate principal amount of 2031 Notes and (ii) the first $300,000,000 of aggregate principal amount of 2050 Notes issued under this Indenture on the date hereof.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the applicable series of Notes.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Legal Defeasance” has the meaning specified in Section 12.02.

“Maturity Date” means (i) in the case of the 2031 Notes, January 15, 2031, and (ii) in the case of the 2050 Notes, September 1, 2050.

“Note” or “Notes” means any Note or Notes of any series, as the case may be, authenticated and delivered under this Indenture, including the Initial Notes, any Additional Notes and any Global Note.

“Note Register” has the meaning specified in Section 2.05.

“Note Registrar” has the meaning specified in Section 2.05.

“Noteholder” or “Holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Officer” means any person holding any of the following positions with the General Partner or the Issuer: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer and the Secretary.

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by any two Officers or by one such Officer and any Assistant Treasurer or Assistant Secretary of the General Partner or the Issuer.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably acceptable to the Trustee.

“outstanding,” when used with reference to any series of Notes and subject to the provisions of Section 8.04, means, as of any particular time, all Notes of such series authenticated and delivered by the Trustee under this Indenture, except:

(1)          Notes of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2)          Notes of such series, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or the Guarantor) or (ii) which shall have been otherwise discharged in accordance with Article 11;

(3)          Notes of such series in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.07; and

(4)          Notes of such series paid or redeemed pursuant to Article 3.

“Par Call Date” means (i) in the case of the 2031 Notes, October 15, 2030, and (ii) in the case of the 2050 Notes, March 1, 2050.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Paying Agent” has the meaning specified in Section 2.05.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in lieu of a lost, mutilated, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, mutilated, destroyed or stolen Note that it replaces.

“premium” means any premium payable under the terms of the Notes.

“Prospectus” means collectively the prospectus supplement dated August 10, 2020 relating to the Notes and the related prospectus dated September 28, 2018, including the documents incorporated or deemed to be incorporated by reference therein.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Record Date” has the meaning specified in Section 2.03.

“Redemption Date” means, with respect to any series of Note or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof.

“Redemption Price” has the meaning provided in Section 3.01 hereof.

“Reference Treasury Dealer” means each of (1) Wells Fargo Securities, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, and their respective successors or their respective affiliates who are Primary Treasury Dealers (as defined below), (2) a Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. and its successors and (3) two other Primary Treasury Dealers selected by the Issuer; provided, however, that if any of the Reference Treasury Dealers ceases to be a primary U.S. Government securities dealer (“Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the date on which notice of redemption is mailed to Holders of record of the Notes.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means any Subsidiary of the Issuer in which the Issuer has invested at least $50,000,000 in capital.

“Stated Maturity,” with respect to any series of Notes or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such series of Notes as the fixed date on which the principal of such series of Notes or such installment of principal or interest is due and payable.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Total Assets” as of any date means the sum of (without duplication) (i) Undepreciated Real Estate Assets and (ii) all other assets (excluding accounts receivable, intangibles and operating lease assets) of the Issuer and its Subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means the sum of (without duplication) (i) those Undepreciated Real Estate Assets which are not subject to an Encumbrance securing Debt and (ii) all other assets (excluding accounts receivable, intangibles and unconsolidated equity interests in funds and joint ventures) of the Issuer and its Subsidiaries not subject to an Encumbrance securing Debt, all determined on a consolidated basis in accordance with GAAP.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, right of use assets associated with financing leases in accordance with GAAP, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP; provided, however, that Undepreciated Real Estate Assets shall not include right of use assets associated with operating leases in accordance with GAAP.

“Unsecured Debt” means Debt of the Issuer or any of its Subsidiaries which is not secured by an Encumbrance on any property or assets of the Issuer or any of its Subsidiaries.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act), Pub. L. 107-56 and all other United States laws and regulations relating to money-laundering and terrorist activities.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND
EXCHANGE OF NOTES

Section 2.01.      Designation Amount and Issue of Notes. The 2031 Notes shall be designated as “1.650% Senior Notes due 2031” and the 2050 Notes shall be designated as “2.650% Senior Notes due 2050.”  Upon the execution of this Indenture, and from time to time thereafter, Notes of either series may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Notes of such series upon a written order of the Issuer (an “Authentication Order”), such order signed by two Officers or by an Officer and either an Assistant Treasurer of the General Partner or the Issuer or any Assistant Secretary of the General Partner or the Issuer, without any further action by the Issuer hereunder.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited, provided that upon initial issuance the principal amount of 2031 Notes outstanding shall not exceed $300,000,000 and the principal amount of 2050 Notes outstanding shall not exceed $300,000,000, in each case except as provided in Sections 2.07 and 2.08. The Issuer may, without the consent of the Holders of any series of Notes, issue Additional Notes of such series from time to time in the future in an unlimited principal amount, subject to compliance with the terms of this Indenture, including Section 2.11.

Section 2.02.       Form of Notes. Notes issued in global form will be substantially in the form of Exhibit A or Exhibit B hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). 2031 Notes issued in definitive form will be substantially in the form of Exhibit A hereto and 2050 Notes issued in definitive form will be substantially in the form of Exhibit B hereto (but, in each case, without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes of such series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of such series represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibit A or Exhibit B hereto, as applicable, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes of any series may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or as may be required for the Notes of such series to be tradable on any market existing or developed for trading of securities or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes of such series may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes of any series are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.06(a), all of the Notes of such series will be represented by one or more Global Notes. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures of the Depositary. Except as provided in Section 2.06(a), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Section 2.03.       Date and Denomination of Notes; Payments of Interest. The Notes of each series shall be issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note of any series shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A or Exhibit B hereto, as applicable. Interest on each series of the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) of any series is registered on the Note Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. Interest shall be payable at the office of the Issuer maintained by the Issuer for such purposes in The City of New York, which shall initially be an office or agency of the Trustee. The Issuer shall pay interest (i) on any Definitive Note by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Definitive Note may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any interest payment date with respect to the 2031 Notes, shall mean the January 1 or July 1 (whether or not a Business Day) preceding the applicable January 15 or July 15 interest payment date, respectively, and with respect to the 2050 Notes, shall mean the February 15 or August 15 (whether or not a Business Day) preceding the applicable March 1 or September 1 interest payment date, respectively.

No other payment or adjustment will be made for accrued interest on an exchanged Note.

Any interest on any Note of any series which is payable, but is not punctually paid or duly provided for, on any interest payment date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)         The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) of such series are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note of such series and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of monies equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such monies when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed (or sent by electronic transmission), first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) of such series are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

(2)          The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes of such series may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.        Execution of Notes. The Notes of each series shall be signed in the name and on behalf of the Issuer by the General Partner by the manual or facsimile signature of an Officer. The Trustee will, upon receipt of an Authentication Order, authenticate Notes of such series for issue under this Indenture, including any Additional Notes. The aggregate principal amount of Notes of any series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Sections 2.07 and 2.08 hereof.

Only such Notes of any series as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A or Exhibit B hereto, as applicable, executed manually by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.12), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note of any series executed by the Issuer shall be conclusive evidence that the Note of such series so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Notes of any series shall cease to be such Officer before the Notes of such series so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes of such series nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes of such series had not ceased to be such Officer, and any Note of such series may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note of such series, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05.       Note Registrar and Paying Agent. The Issuer will maintain an office or agency where Notes of any series may be presented for registration of transfer or for exchange (“Note Registrar”) and an office or agency where Notes of any series may be presented for payment (“Paying Agent”). The Note Registrar will keep a register of the Notes of each series and of their transfer and exchange (the “Note Register”). The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Note Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Note Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Note Registrar.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Note Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer (or any other obligor upon the Notes) in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer, Guarantor or a Subsidiary of the Issuer) will have no further liability for the money. If the Issuer, Guarantor or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money held by it as Paying Agent and shall promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.06.        Exchange and Registration of Transfer of Notes.

(a)         Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)         the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)          the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)          the Depositary so requests and there has occurred and is continuing a Default or Event of Default with respect to the Notes of such series.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary in accordance with the Applicable Procedures shall instruct the Note Registrar. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.08 hereof. Except as provided this Section 2.06(a), every Note of any series authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.08 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. Any Note of any series that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note. A Global Note may not be exchanged for another Note of the applicable series other than as provided in this Section 2.06(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)        Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable:

(1)        Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in the Global Notes that are not subject to Section 2.06(b)(1) above, any such transfer or exchange must comply with the Applicable Procedures and Section 2.06(c) below if applicable and the transferor of such beneficial interest must deliver to the Note Registrar either:

(A)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the applicable series of Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(c)         Transfer or Exchange of Beneficial Interests for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons as specified below a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for or upon transfer of a beneficial interest in a Global Note pursuant to this Section 2.06(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from the Depositary or Participant or Indirect Participant through the Depositary. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d)        Transfer and Exchange of Definitive Notes for Beneficial Interests. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(d), the Note Registrar will register the transfer or exchange of Definitive Notes for a beneficial interest in a Global Note as provided herein. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note in accordance with the Applicable Procedures or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note in accordance with the Applicable Procedures at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of a Global Note.

(e)        Transfer of Definitive Notes for Definitive Notes. If Definitive Notes have been issued in accordance with Section 2.06(a), upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Note Registrar will register the transfer of Definitive Notes to a Person who takes delivery thereof in the form of Definitive Notes as provided herein. Prior to such registration of transfer, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes to be transferred duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. Upon receipt of such a request to register such a transfer and such other documents, the Note Registrar shall register the Definitive Notes being transferred pursuant to the instructions from the Holder thereof.

(f)          Legends. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)          Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.09 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)          General Provisions Relating to Transfers and Exchanges.

(1)          To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.04 hereof or at the Note Registrar’s request.

(2)         No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 3.03 and 9.04 hereof).

(3)          The Note Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)         All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)          Neither the Note Registrar nor the Issuer will be required:

(A)        to issue, register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption under Article 3 hereof and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or

(B)         to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(6)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)          The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04 hereof.

(8)          All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)         The Trustee shall have no responsibility or obligation to any Participants, Indirect Participants or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes of any series or with respect to the delivery to any Participants, Indirect Participants or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes of any series shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Participants.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note of any series (including any transfers between or among Participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.       Mutilated, Destroyed, Lost or Stolen Notes. In case any Note of any series shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note of such series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note of the applicable series shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note of any series, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note of any series which has matured or is about to mature or has been called for redemption, as the case may be, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note of such series, pay or authorize the payment of such Note, as the case may be, if the applicant for such payment shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such payment, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note of any series issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or redemption of negotiable instruments or other securities without their surrender.

Section 2.08.        Temporary Notes. Pending the preparation of Notes of any series in definitive form for issuance and delivery when provided for hereunder, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes of such series (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes of such series in definitive form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note of any series shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes of such series in definitive form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes of the applicable series in definitive form for issuance and delivery when provided for hereunder and thereupon any or all temporary Notes of such series may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes of such series in definitive form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes of such series in definitive form authenticated and delivered hereunder. Temporary Notes of any series may be in global form.

Section 2.09.       Cancellation of Notes. The Issuer at any time permitted hereunder may deliver Notes of any series to the Trustee for cancellation.  All Notes of any series surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Issuer or any Paying Agent, which shall initially be the Trustee, or any Note Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Notes of such series shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes of any series in accordance with its customary procedures, with copies of such cancelled Notes and related documentation provided to the Issuer. If the Issuer shall acquire any of the Notes of any series, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.10.        CUSIP Numbers. The Issuer in issuing the Notes of any series may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.11.        Issuance of Additional Notes. The Issuer will be entitled, upon delivery of an Officers’ Certificate, Opinion of Counsel and Authentication Order, subject to its compliance with Section 4.09, to issue Additional Notes of any series under the Indenture that will have identical terms to the Initial Notes of such series issued on the date of this Indenture other than with respect to the date of issuance, public offering price, interest accrued prior to the issue date of the Additional Notes of such series and, if applicable, the initial interest payment date; provided that if such Additional Notes are not part of the same issue as and fungible with the applicable series of Initial Notes for United States federal income tax purposes, such Additional Notes will have a different CUSIP number from the applicable series of Initial Notes issued on the date of this Indenture or will have no CUSIP number; provided further that no such Additional Notes may be issued if the Issuer has effected satisfaction and discharge with respect to the Notes of the applicable series pursuant to Article 11 or effected legal defeasance or covenant defeasance with respect to the Notes of the applicable series pursuant to Article 12. The Initial Notes and any such Additional Notes of the applicable series will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Notes of the applicable series to vote or take any action, the Holders of Initial Notes and the Holders of any such Additional Notes of the applicable series will vote or take the action as a single class.

With respect to any Additional Notes, the Issuer will set forth in a resolution of its Board of Directors and an Officers’ Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(1)          the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)          the issue price, the issue date and the CUSIP number, if any, of such Additional Notes.

ARTICLE 3
REDEMPTION OF NOTES

Section 3.01.        Optional Redemption of Notes.

(a)          The Issuer shall have the right to redeem the Notes of any series at its option and in its sole discretion, at any time in whole or from time to time in part, for cash, at a redemption price with respect to the Notes of the applicable series to be redeemed on any Redemption Date (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of such Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the principal amount of the Notes to be redeemed that would be due if such Notes to be redeemed matured on the applicable Par Call Date but for redemption thereof on such Redemption Date (not including any portion of such payments of interest accrued as of such Redemption Date) discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus twenty (20) basis points (0.20% or twenty one-hundredths of one percent) in the case of the 2031 Notes, or plus twenty-five (25) basis points (0.25% or twenty-five one-hundredths of one percent) in the case of the 2050 Notes, plus, in each case, accrued and unpaid interest on the principal amount of such Notes to be redeemed to, but excluding, such Redemption Date; provided, however, that if such Redemption Date falls after the Record Date immediately preceding an interest payment date and on or prior to such interest payment date, the Issuer will pay the full amount of such accrued and unpaid interest and premium, if any, on such interest payment date to the Holder of record at the close of business on such Record Date (instead of the Holder surrendering its Notes of such series for redemption). Notwithstanding the foregoing, if the Notes of any series are redeemed on or after the applicable Par Call Date, the Redemption Price will be equal to 100% of the principal amount of the Notes of such series being redeemed plus accrued and unpaid interest on the principal amount of such Notes to be redeemed to the Redemption Date for such redemption.

(b)          The Issuer shall not redeem the Notes of any series pursuant to Section 3.01(a) on any date if the principal amount of the Notes of such series has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Notes of such series to be redeemed).

Section 3.02.        Notice of Optional Redemption; Selection of Notes. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes of any series pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be mailed (or sent by electronic transmission), the Trustee in the name of and at the expense of the Issuer, shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) a notice of such redemption not fewer than fifteen (15) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Notes of such series so to be redeemed in whole or in part at its last address as the same appears on the Note Register; provided that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee; provided further that the text of the notice shall be prepared by the Issuer. Such mailing shall be by first class mail (unless sent by electronic transmission). The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note of any series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of any series.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Notes of such series to be redeemed, (ii) the CUSIP number or numbers, if any, of the Notes of such series being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Notes of such series are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Notes of such series and (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes of any series are to be redeemed, the notice of redemption shall identify the Notes of such series to be redeemed (including CUSIP numbers, if any). In case any Note of any series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Notes of any series are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Notes of such series to be redeemed not fewer than forty-five (45) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (or, if the Issuer or the Guarantor is acting as Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of monies in immediately available funds sufficient to redeem on the Redemption Date all the Notes of the applicable series (or portions thereof) so called for redemption at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price.

If less than all of the outstanding Notes of any series are to be redeemed, the Trustee shall select the Notes of such series or portions thereof of the Global Note or the Definitive Notes to be redeemed on a pro rata basis or such other method the Trustee deems fair and appropriate or is required by the Depositary, provided that the unredeemed portion of any Note of such series to be redeemed in part shall remain in a denomination authorized hereunder. The Notes of any series (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof.

Section 3.03.      Payment of Notes Called for Redemption by the Issuer. If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes of any series with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and so long as the Paying Agent holds funds sufficient to pay the Redemption Price of the Notes of such series to be redeemed on the Redemption Date, then (a) such Notes of such series will cease to be outstanding on and after the Redemption Date, (b) interest on the Notes or portion of Notes of such series so called for redemption shall cease to accrue on and after the Redemption Date, (c) except as provided in Section 7.05 and Section 11.02, such Notes of such series will cease to be entitled to any benefit or security under this Indenture, and (d) the Holders of the Notes of such series shall have no right in respect of such Notes of such series except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes of such series at a place of payment in said notice specified, the said Notes of such series or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price.

Upon presentation of any Note of any series redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes of such series so presented.

Section 3.04.        Sinking Fund. There shall be no sinking fund provided for the Notes.

ARTICLE 4
PARTICULAR COVENANTS OF THE ISSUER

Section 4.01.       Payment of Principal, Premium and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption pursuant to Article 3), and premium, if any, and interest on each of the Notes of any series at the places, at the respective times and in the manner provided herein and in the Notes of such series; provided that, the Issuer or Paying Agent may withhold from payments of interest and upon redemption pursuant to Article 3, maturity or otherwise any amounts the Issuer or Paying Agent is required to withhold by law, including amounts required to be withheld in accordance with applicable tax laws. If any withholding tax is required to be imposed on any payment by the Issuer to a Holder under the Notes of any series, such tax shall reduce the amount otherwise payable to such Holder, and any amounts so withheld shall be treated as having been paid to such Holder for all purposes of this Indenture. Failure of a Holder or a beneficial owner of a Note of any series to provide the Issuer or Paying Agent or Depositary with appropriate tax certificates (including on an Internal Revenue Service Form W-9 or an applicable Internal Revenue Service Form W-8) may result in amounts being withheld from a payment to such Holder or for the account of such a beneficial owner. Notwithstanding anything to the contrary herein, in no event shall the consent of the Holders or any beneficial owner be required for any required withholding.

Section 4.02.       Maintenance of Office or Agency. The Issuer will maintain an office or agency, where the Notes of any series may be surrendered for registration of transfer or exchange or for presentation for payment or redemption and where notices and demands to or upon the Issuer and the Guarantor in respect of the Notes of such series, the Guarantees of such series and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes of the applicable series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Note Registrar and Custodian, and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail (or send by electronic transmission), or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Notes of any series it can identify from its records.

Section 4.03.        Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.        Provisions as to Paying Agent.

(a)          If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)          that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes of any series (whether such sums have been paid to it by the Issuer, the Guarantor or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes of such series;

(2)          that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Notes of the applicable series) to make any payment of the principal of and premium, if any, or interest on the Notes of any series when the same shall be due and payable; and

(3)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on the Notes of any series, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b)         If the Issuer or the Guarantor shall act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes of any series, set aside, segregate and hold in trust for the benefit of the Holders of the Notes of such series a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Notes of such series) to make any payment of the principal of, premium, if any, or interest on the Notes of such series when the same shall become due and payable.

(c)         Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or the Guarantor or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer, the Guarantor or any Paying Agent to the Trustee, the Issuer, the Guarantor or such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer or Guarantor if acting as Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05.       Existence. Subject to Article 10, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that neither the Issuer nor the Guarantor shall be required to preserve any such right if the Issuer or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as applicable, and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 4.06.       Reports. Whether or not subject to Section 13 or 15(d) of the Exchange Act and for so long as any Notes are outstanding, within fifteen (15) days of the date on which such filing is made with the Commission (or would have been required to have been made with the Commission), each of the Issuer and the Guarantor will furnish to the Trustee:

(1)          all quarterly and annual reports that are or would be required to be filed by them with the Commission on Forms 10-Q and 10-K; and

(2)          all current reports that are or would be required to be filed by them with the Commission on Form 8-K.

Notwithstanding the foregoing, during any period in which the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer may satisfy its obligation to furnish the reports described above by furnishing reports for the Guarantor.

Each of the Issuer and the Guarantor shall comply with the provisions of Section 314(a)(1) of the Trust Indenture Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.07.        Stay, Extension and Usury Laws. The Issuer and the Guarantor each covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, the Notes or the Guarantees endorsed on the Notes and the Issuer and the Guarantor each (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.        Compliance Certificate. Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, the Issuer and the Guarantor shall deliver to the Trustee a certificate signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer (or its General Partner) and the Guarantor, as the case may be, stating whether or not the signer has knowledge of any Default under this Indenture that has occurred and is continuing, and, if so, specifying each Default under this Indenture that has occurred and is continuing and the nature and the status thereof. The certificate shall state if the determination as to whether any Default has occurred and is continuing for purposes of such certificate has been made with regard to any period of grace or requirement of notice under this Indenture.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09.        Limitations on Incurrence of Debt.

(a)         Limitation on Total Outstanding Debt. The Issuer will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) is greater than sixty five percent (65%) of the sum of (without duplication) (i) Total Assets as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt) in each case, by the Issuer or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

(b)         Limitation on Secured Debt. The Issuer will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Encumbrance on any property or assets of the Issuer or any of its Subsidiaries, whether owned on the date of this Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all outstanding Debt of the Issuer and its Subsidiaries which is secured by any Encumbrance on any property or assets of the Issuer or any of its Subsidiaries is greater than forty percent (40%) of the sum of (without duplication) (i) Total Assets as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (ii) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Issuer or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt, determined on a consolidated basis in accordance with GAAP.

(c)         Ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge. The Issuer will not, and will not cause or permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1.0 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Issuer or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period, (ii) the repayment or retirement of any other Debt of the Issuer or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (iii) in the case of any acquisition or disposition by the Issuer or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Guarantor’s Board of Directors) in excess of $1,000,000, since the first day of such four quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four quarter period had been the applicable rate for the entire such period.

(d)         Maintenance of Unencumbered Total Asset Value. The Issuer, together with its Subsidiaries, will have at all times Total Unencumbered Assets of not less than one hundred and fifty percent (150%) of the aggregate principal amount of all outstanding Unsecured Debt of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Section 4.10.        Insurance. The Issuer will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by applicable law.

ARTICLE 5
NOTEHOLDERS’ LISTS AND REPORTS BY
THE ISSUER AND THE TRUSTEE

Section 5.01.       Noteholders’ Lists. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, at least five Business Days before each January 15 and July 15 of each year beginning with January 15, 2021 in the case of the 2031 Notes, and at least five Business Days before each March 1 and September 1 of each year beginning with March 1, 2021 in the case of the 2050 Notes, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the applicable series of Notes as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 5.02.        Preservation and Disclosure of Lists.

(a)          The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the applicable series of Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b)          The rights of Noteholders to communicate with other Holders of the applicable series of Notes with respect to their rights under this Indenture or under the applicable series of Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)          Every Noteholder agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of the applicable series of Notes made pursuant to the Trust Indenture Act.

Section 5.03.        Reports by Trustee.

(a)         On or before May 15th of each year beginning with May 15, 2021, the Trustee shall transmit to Holders of the applicable series of Notes such reports dated as of May 15th of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(b)         A copy of such report shall, at the time of such transmission to Holders of the applicable series of Notes, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which such series of Notes are listed, with the Issuer, and with the Commission. The Issuer will promptly notify the Trustee in writing if the Notes of such series are listed on any stock exchange or automated quotation system or delisted therefrom.

ARTICLE 6
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
ON AN EVENT OF DEFAULT

Section 6.01.        Events of Default. In case one or more of the following (each an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing with respect to any series of Notes:

(a)          default for thirty (30) days in the payment of any installment of interest under the Notes; or

(b)          default in the payment of the principal amount or Redemption Price due with respect to the Notes, when the same becomes due and payable; or

(c)          the Issuer or the Guarantor fails to comply with any of its other agreements contained in the Notes or this Indenture upon receipt by the Issuer or the Guarantor of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding and the Issuer or the Guarantor fails to cure (or obtain a waiver of) such default within sixty (60) days after receiving such notice; or

(d)        failure to pay any recourse indebtedness for monies borrowed or guaranteed by the Issuer or the Guarantor in an outstanding principal amount in excess of $50,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from Holders of at least 25% in principal amount of the outstanding Notes); or

(e)          the Issuer, the Guarantor or any Significant Subsidiary pursuant to or under or within meaning of any Bankruptcy Law:

(i)         commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary; or

(ii)         consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, the Guarantor or a Significant Subsidiary; or

(iii)       consents to the appointment of a custodian of it or for all or substantially all of its property; or

(iv)        makes a general assignment for the benefit of creditors; or

(f)          an involuntary case or other proceeding shall be commenced against the Issuer, the Guarantor or any of the Issuer’s Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days; or

(g)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Issuer, the Guarantor or any of the Issuer’s Significant Subsidiaries in an involuntary case or proceeding; or

(ii)         appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary; or

(iii)        orders the liquidation of the Issuer, the Guarantor or a Significant Subsidiary; and, in each case in this clause (g), the order or decree remains unstayed and in effect for sixty (60) calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(e), 6.01(f) and 6.01(g) with respect to the Issuer or the Guarantor), unless the principal of all of the applicable series of Notes shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the applicable series of Notes then outstanding, by notice in writing to the Issuer and the Guarantor (and to the Trustee if given by Noteholders of the applicable series of Notes), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all of the applicable series of Notes to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) occurs with respect to the Issuer or the Guarantor, the principal amount of and premium, if any, and interest accrued and unpaid on all the Notes of any series shall be immediately and automatically due and payable without necessity of further action.

If, at any time after the principal amount of and premium, if any, and interest on any series of Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of such series of Notes then outstanding on behalf of the Holders of all of the Notes of such series then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07, if: (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived and (b) the Issuer or the Guarantor has deposited with the Trustee all required payments of the principal of and interest on such series of Notes and paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances pursuant to Section 7.06. No such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.08.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Guarantor, the Holders of the applicable series of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Guarantor, the Holders of the applicable series of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02.        Payments of Notes on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the applicable series of Notes, (i) the whole amount that then shall be due and payable on all such Notes for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by such Notes from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Notes of the applicable series to the registered Holders, whether or not such Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer, the Guarantor or any other obligor on the Notes of any series and collect in the manner provided by law out of the property of the Issuer or any other obligor on such Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer, Guarantor or any other obligor on any series of Notes under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, Guarantor or such other obligor, the property of the Issuer, Guarantor or such other obligor, or in the case of any other judicial proceedings relative to the Issuer, Guarantor or such other obligor upon any series of Notes, or to the creditors or property of the Issuer, Guarantor or such other obligor, the Trustee, irrespective of whether the principal of such series of Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of such series of Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Issuer, Guarantor or any other obligor on such series of Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the applicable series of Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note of any series any plan of reorganization, arrangement, adjustment or composition affecting the Notes of such series or the Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes of such series in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders of Notes of such series, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors’ committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes of any series, may be enforced by the Trustee without the possession of any of the Notes of such series, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes of such series.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the applicable series of Notes, and it shall not be necessary to make any Holders of the applicable series of Notes parties to any such proceedings.

Section 6.03.       Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes of the applicable series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: In case the principal of the outstanding Notes of the applicable series shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the applicable series of Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 upon the overdue installments of interest, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes of any series shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes of such series, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note of such series over any other Note of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04.       Proceedings by Noteholders. No Holder of any Note of any series shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Notes of such series, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note of such series with every other taker and Holder and the Trustee, that no one or more Holders of Notes of such series shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of such series (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note of any series, the right of any Holder of any Note of such series to receive payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) and premium, if any, and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer or the Guarantor shall not be impaired or affected without the consent of such Holder.

Section 6.05.       Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06.       Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes of each series, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes of the applicable series to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 6.07.      Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Holders of not less than a majority in aggregate principal amount of the Notes of any series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders of such series to the detriment of other Noteholders of such series or otherwise be unduly prejudicial to the Noteholders of such series not joining therein and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding may, on behalf of the Holders of all of the Notes of such series, waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3), premium, if any, or interest on the Notes of such series or (ii) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of the Holders of all Notes of such series then outstanding or each Note of such series affected thereby.

Upon any such waiver, the Issuer, the Guarantor, the Trustee and the Holders of the Notes of the applicable series shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said Default or Event of Default shall for all purposes of the Notes of the applicable series and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.08.        Notice of Defaults. The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a Default, mail (or send by electronic transmission) to all Noteholders of the applicable series, as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3), or interest on any of the Notes of such series, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Noteholders.

Section 6.09.       Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note of any series by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes of such series at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3), or interest on any Note of such series on or after the due date expressed in such Note.

ARTICLE 7
THE TRUSTEE

Section 7.01.       Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)          prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)         the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii)        in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes of any series at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)         whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)         except for (i) a default under Sections 6.01(a) or 6.01(b) hereof, which occurs while the Trustee is acting as Paying Agent, or (ii) any other event of which a Responsible Officer of the Trustee has “actual knowledge” and which event constitutes or, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Issuer or a Holder; as used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Except as explicitly specified otherwise herein, the Issuer will be responsible for making all calculations required under this Indenture and the Notes. The Issuer will make such calculations in good faith and, absent manifest error, the Issuer’s calculations will be final and binding on Holders of the Notes. The Issuer will provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward the Issuer’s calculations to any Holder of the Notes upon request.

Section 7.02.        Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 7.01:

(a)         the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Note of any series, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)         any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer or the General Partner;

(c)          the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d)         the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of the applicable series; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Holders or, if paid by the Trustee, shall be repaid by the Holders upon demand. The Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer and the Guarantor, personally or by agent or attorney;

(f)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)          the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)         the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i)         the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j)           any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03.        No Responsibility for Recitals, etc. The recitals contained herein and in the Notes of any series (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes of any series. The Trustee shall not be accountable for the use or application by the Issuer of any Notes of any series or the proceeds of any Notes of any series authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.        Trustee, Paying Agents or Registrar May Own Notes. The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes of any series and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer and the Guarantor with the same rights it would have if it were not Trustee, Paying Agent or Note Registrar.

Section 7.05.        Monies to Be Held in Trust. Subject to the provisions of Section 11.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Monies held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any monies received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06.       Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Issuer also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes of the applicable series. The obligation of the Issuer under this Section shall survive the satisfaction and discharge of this Indenture and any resignation or removal of the Trustee.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) with respect to the Issuer, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.       Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08.      Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09.        Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10.        Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Notes of the applicable series. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) calendar days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Issuer and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee or any Noteholder who has been a bona fide holder of a Note or Notes of the applicable series for at least six months may, subject to the provisions of Section 6.09, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)          the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Note or Notes of the applicable series for at least six months; or

(ii)         the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(iii)       the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes of the applicable series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment thirty (30) calendar days after the Issuer has removed the Trustee, the Trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee and such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(c)         The Trustee may be removed at any time by the Holders of a majority in principal amount of the outstanding Notes provided that such Holders have prior to such removal provided (i) to the Trustee an undertaking satisfactory to the Trustee to reimburse the Trustee for and hold the Trustee harmless from the costs of any proceedings arising from any petition by the Trustee pursuant to the penultimate sentence of this Section 7.10(c) and (ii) to the Issuer an undertaking satisfactory to the Issuer to reimburse the Issuer for and hold the Issuer harmless from any amount payable by the Issuer under Section 7.06 hereof in connection with such removal or proceedings to replace the Trustee following such removal. Upon such removal, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the removed Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) calendar days after the removal of the Trustee by the Holders as provided in this Section 7.10(c), any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.09, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. If no successor Trustee shall have been appointed and have accepted appointment thirty (30) calendar days after the removal of the Trustee by the Holders as provided in this Section 7.10(c), the Trustee so removed may petition, at the expense of the Holders providing the undertaking to the Trustee referred to above in this Section 7.10(c), any court of competent jurisdiction for the appointment of a successor trustee. Such court may upon any such above-referenced petition, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 7.11.

(e)          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.11.        Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes of the applicable series, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail (or send by electronic transmission) or cause to be mailed (or sent by electronic transmission) notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Note Register. If the Issuer fails to mail such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

Section 7.12.        Succession by Merger. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes of the applicable series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes of the applicable series shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes of the applicable series or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes of the applicable series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13.       Preferential Collection of Claims. If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Issuer, Guarantor (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer, Guarantor (or any such other obligor).

ARTICLE 8
THE NOTEHOLDERS

Section 8.01.       Action by Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of any series of Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Notes of such series voting in favor thereof at any meeting of Noteholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Notes of any series, the Issuer or the Trustee may fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action. Such record date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 8.02.        Proof of Execution by Noteholders. Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes of the applicable series shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

Section 8.03.        Absolute Owners. The Issuer, the Guarantor, the Trustee, any Paying Agent and any Note Registrar may deem the Person in whose name a Note of any series shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price upon redemption pursuant to Article 3), premium, if any, and interest on such Note and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 8.04.       Issuer-owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes of any series have concurred in any direction, consent, waiver or other action under this Indenture or whether a quorum is present at a meeting of the Holders of the Notes of such series, Notes of such series which are owned by the Issuer or any other obligor on the Notes of such series or any Affiliate of the Issuer or any other obligor on the Notes of such series shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes of such series which a Responsible Officer knows are so owned shall be so disregarded. Notes of any series so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Issuer, any other obligor on such Notes or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes of the applicable series, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes of such series not listed therein are outstanding for the purpose of any such determination.

Section 8.05.       Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes of the applicable series specified in this Indenture in connection with such action, any Holder of a Note of such series which is shown by the evidence to be included in the Notes of such series the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as it concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note of any series shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes of such series issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note of such series issued in exchange or substitution therefor.

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01.        Supplemental Indentures Without Consent of Noteholders. The Issuer, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Notes of any series hereto for one or more of the following purposes:

(a)          to evidence a successor to the Issuer as obligor or to the Guarantor as guarantor under this Indenture;

(b)          to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor in this Indenture or in the Notes;

(c)          to add Events of Default for the benefit of the Holders of the Notes;

(d)          to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall adversely affect the interests of the Holders of any Notes then outstanding in any material respect;

(e)          to secure the Notes;

(f)          to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g)          to comply with the Trust Indenture Act or the rules and regulations thereunder;

(h)          to provide for rights of Holders of Notes if any consolidation, merger or sale of all or substantially all of property or assets of the Issuer and the Guarantor occurs;

(i)           to cure any ambiguity, defect or inconsistency in this Indenture; provided that this action shall not adversely affect the interests of the Holders of the Notes of any series in any material respect;

(j)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(k)         to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the Notes; provided that the action shall not adversely affect the interests of the Holders of the Notes of any series in any material respect; or

(l)           to conform the text of this Indenture, any Guarantee or the Notes to any provision of the description thereof set forth in the Prospectus.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the Issuer’s or the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02.        Supplemental Indenture With Consent of Noteholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Notes of a series at the time outstanding, the Issuer, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of such series; provided that no such supplemental indenture shall, without the consent of the Holder of each Note of such series so affected:

(a)          change the Stated Maturity of the principal of or any installment of interest on a series of Notes, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, a series of Notes, or adversely affect any right of repayment of the Holders of a series of Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any Note of such series or impair the right to institute suit for the enforcement of any payment on or with respect to a series of Notes;

(b)          reduce the percentage in principal amount of the outstanding Notes of any series necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;

(c)          modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Issuer or the Guarantor in respect of the due and punctual payments of principal and interest; or

(d)          modify any of this Section 9.02 or Section 6.07 or any of the requirements thereof for waiver of certain past Defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Notes of a series.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the Issuer’s or the General Partner’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03.       Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of Notes of the applicable series shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04.      Notation on Notes. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes of the applicable series so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.12) and delivered in exchange for the Notes of such series then outstanding, upon surrender of such Notes then outstanding.

Section 9.05.       Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01.     Issuer May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes of any series shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a)          the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)          immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)          either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Issuer shall have delivered to the Trustee an Issuer’s Officers’ Certificate and an Opinion of Counsel, each stating that the Issuer’s obligations hereunder shall remain in full force and effect thereafter.

Section 10.02.      Issuer Successor to Be Substituted. Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, the predecessor Person shall be released and discharged from all obligations and covenants under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 10.03.     Guarantor May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which either the Guarantor will be the continuing entity or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor, to any other Person (whether or not affiliated with the Guarantor); provided, however, that the following conditions are met:

(a)         the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of the Guarantor under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b)          immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)         either the Guarantor or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.03 unless prior thereto the Guarantor shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

Section 10.04.      Guarantor Successor to Be Substituted. Upon any consolidation or merger with or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 10.03, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released and discharged from all obligations and covenants under this Indenture and the Guarantee.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01.      Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Notes of any series theretofore authenticated and delivered (other than (i) Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes of such series for whose payment monies have theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04) have been delivered to the Trustee for cancellation; or (2) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the applicable Maturity Date, or otherwise, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption on a Redemption Date within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee or a Paying Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes of such series which have become due and payable) or to the applicable Maturity Date or Redemption Date, as the case may be; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 shall survive and, if monies shall have been deposited with the Trustee pursuant to sub clause (2) of clause (a) of this Section, the provisions of Sections 2.06, 2.07, 2.08, 2.09, 4.02, 4.03, 4.04, 4.07, 5.01, 5.03, 7.05, this Article 11, and, if the Notes of the applicable series will be paid on a Redemption Date, Article 3, shall survive and remain in full force and effect.

Section 11.02.      Deposited Monies to Be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 4.04, Section 11.01 and in accordance with Section 7.05 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular series of Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03.     Paying Agent Application of Monies Held. Subject to the provisions of Section 11.04, a Paying Agent shall hold in trust, for the benefit of the Noteholders, all monies deposited with it pursuant to Section 4.04 or Section 11.01 and shall apply the deposited monies in accordance with this Indenture and the Notes of the applicable series to the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) and interest on the Notes of such series.

Section 11.04.     Return of Unclaimed Monies. The Trustee and each Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal, premium or interest that remains unclaimed for two years after a right to such monies have matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed (or sent by electronic transmission) to each Holder entitled to such monies, notice that such monies remain unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such monies then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to monies must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such monies.

Section 11.05.     Reinstatement. If the Trustee or a Paying Agent is unable to apply any monies in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such monies in accordance with Section 11.02; provided that if the Issuer makes any payment of principal of or interest on any Note of such series following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee or Paying Agent.

ARTICLE 12
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01.     Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time, at the option of the Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 12.02 or 12.03 hereof be applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 12.

Section 12.02.     Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.02, the Issuer and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees of the applicable series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantor will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and Guarantees of such series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture with respect to such series of Notes (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)          the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 12.04 hereof;

(b)          the Issuer’s obligations with respect to such Notes under Sections 2.06, 2.07, 2.08, 2.09, 4.02, 4.03, 4.04, 4.07, 5.01, 5.03, 7.06 and, if such Notes will be paid on a Redemption Date, Article 3;

(c)          the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantor’s obligations in connection therewith; and

(d)          this Article 12.

Subject to compliance with this Article 12, the Issuer may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof.

Section 12.03.      Covenant Defeasance. Upon the Issuer’s exercise under Section 12.01 hereof of the option applicable to this Section 12.03, the Issuer and the Guarantor will, subject to the satisfaction of the conditions set forth in Section 12.04 hereof, be released from each of their obligations under the covenants contained in Section 4.05 to keep in full force and effect their respective rights (charter and statutory) (but, for the avoidance of doubt, they will not be released from their respective obligations to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences (except as provided under Article 10)) and contained in Sections 4.06, 4.09 and 4.10 with respect to the outstanding Notes of the applicable series on and after the date the conditions set forth in Section 12.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantee of the applicable series, the Issuer and the Guarantor may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01(c) hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantee will be unaffected thereby.

Section 12.04.      Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 12.02 or 12.03 hereof:

(a)         the Issuer must irrevocably deposit with the Trustee, in trust, for the sole benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to such stated date for payment or to a particular Redemption Date;

(b)          in the case of an election under Section 12.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:

(1)          the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)          since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)         in the case of an election under Section 12.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)         No Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings) shall have occurred and be continuing on the date of such deposit and no Event of Default or event which with notice or lapse of time or both would become an Event of Default under Sections 6.01(e), 6.01(f) or 6.01(g) shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance shall not be deemed satisfied until the expiration of such period);

(e)         such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound;

(f)          the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with both (i) the intent of preferring the Holders of Notes of the applicable series over the other creditors of the Issuer and (ii) the intent of hindering, delaying or defrauding any creditors of the Issuer or others;

(g)          the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(h)         if the cash or Government Securities or combination thereof, as the case may be, deposited under Section 12.04(a) above are sufficient to pay the principal of and interest on the Notes of the applicable series provided the Notes of such series are redeemed on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem the Notes of such series on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture; and

(i)          the Issuer must pay or cause to paid all amounts due to the Trustee and any Agent appointed hereunder.

Section 12.05.     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 12.05, the “Trustee”) pursuant to Section 12.04 hereof in respect of the outstanding Notes of the applicable series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of the applicable series.

Notwithstanding anything in this Article 12 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 12.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 12.06.     Repayment to Issuer. Any money and Government Securities deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note under this Article 12 and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or Government Securities, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper of general circulation in The City of New York, notice that payment from such money or Government Securities remains unclaimed and that, after a date specified therein, which will not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money or Government Securities then remaining will be repaid to the Issuer.

Section 12.07.     Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantor’s obligations under this Indenture and the Notes and the Guarantee of the applicable series will be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or non-callable Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

Section 13.01.     Indenture and Notes Solely Corporate Obligations. Except as otherwise expressly provided in Article 15, no recourse for the payment of the principal of (including the Redemption Price upon redemption pursuant to Article 3) or, premium, if any, or interest on any Note of any series, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or the Guarantor in this Indenture or in any supplemental indenture or in any Note of any series, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, limited partner, member, manager, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the General Partner, the Issuer, the Guarantor or any of the Issuer’s or Guarantor’s Subsidiaries or of any successor thereto, either directly or through the Issuer or Guarantor any of the Issuer’s or Guarantor’s Subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes of each series.

ARTICLE 14
MEETINGS OF HOLDERS OF NOTES

Section 14.01.      Purposes for Which Meetings May Be Called. A meeting of Holders of Notes of the applicable series may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Notes of such series.

Section 14.02.      Call, Notice and Place of Meetings.

(a)         The Trustee may at any time call a meeting of Holders of Notes of the applicable series for any purpose specified in Section 14.01, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Notes of the applicable series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

(b)         In case at any time the Issuer, the Guarantor or the Holders of at least 10% in principal amount of the outstanding Notes of the applicable series shall have requested the Trustee to call a meeting of the Holders of Notes of such series for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Guarantor, if applicable, or the Holders of Notes of such series in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

Section 14.03.      Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes of the applicable series, a Person shall be (a) a Holder of one or more outstanding Notes of such series, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes of the applicable series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Issuer and its counsel.

Section 14.04.     Quorum; Action. The Persons entitled to vote a majority in principal amount of the outstanding Notes of the applicable series shall constitute a quorum for a meeting of Holders of Notes of such series; provided, however, that if any action is to be taken at the meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of not less than a specified percentage in principal amount of the outstanding Notes of such series, the Persons holding or representing the specified percentage in principal amount of the outstanding Notes of such series will constitute a quorum. In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the outstanding Notes of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the outstanding Notes of the applicable series; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Notes of such series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the outstanding Notes of such series.

Any resolution passed or decision taken at any meeting of Holders of Notes of the applicable series duly held in accordance with this Section 14.04 shall be binding on all the Holders of Notes of such series, whether or not such Holders were present or represented at the meeting.

Section 14.05.      Determination of Voting Rights; Conduct and Adjournment of Meetings. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes of the applicable series in regard to proof of the holding of Notes of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes of the applicable series shall be proved in the manner specified in Section 8.03 and the appointment of any proxy shall be proved in the manner specified in Section 8.01.

(a)         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or Guarantor or by Holders of Notes of the applicable series as provided in Section 14.02(b), in which case the Issuer, the Guarantor or the Holders of Notes of such series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes of the applicable series represented at the meeting.

(b)         At any meeting, each Holder of a Note of the applicable series or proxy shall be entitled to one vote for each $1,000 principal amount of outstanding Notes of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note of such series challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note of the applicable series or proxy.

(c)          Any meeting of Holders of Notes of the applicable series duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the outstanding Notes of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06.      Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes of the applicable series shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes of such series or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes of the applicable series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15
GUARANTEE

Section 15.01.      Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, the Guarantor hereby fully, absolutely, irrevocably and unconditionally guarantees to each Holder of a Note of any series authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price upon redemption pursuant to Article 3), premium, if any, and interest on the Notes of such series shall be duly and punctually paid in full when due, whether at the applicable Maturity Date, upon acceleration, upon redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any overdue interest, if any, on the Notes of such series and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes of such series (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes of such series or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the applicable Maturity Date, by acceleration, call for redemption or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes of the applicable series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes of the applicable series with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Benefited Party’s power before proceeding against the Guarantor as this shall be a guaranty of payment and not of collection; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture or as provided in Article 7.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes of the applicable series and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 15.02.      Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 15.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in Exhibit C or Exhibit D hereto, as applicable shall be endorsed on each Note of the applicable series authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Notes of the applicable series notwithstanding any failure to endorse on each Note of the applicable series a notation of the Guarantee.

If an officer whose facsimile signature is on a Note of the applicable series or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note of such series on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note of the applicable series by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture and endorsed on such Note on behalf of the Guarantor.

Section 15.03.      Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(a)          The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b)         The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 15.04.      Application of Certain Terms and Provisions to the Guarantor. For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer or the General Partner, as applicable, were references to the Guarantor. Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 16.06 hereof as if all references therein to the Issuer were references to the Guarantor.

ARTICLE 16
MISCELLANEOUS PROVISIONS

Section 16.01.      Provisions Binding on Issuer’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02.      Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.03.      Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes of the applicable series on the Issuer or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by .pdf transmission (receipt of which has been confirmed via return email) addressed as follows:

To Issuer:

Essex Portfolio, L.P.
1100 Park Place, Suite 200
San Mateo, California 94403
Email: akleiman@essex.com
Attention: Angela Kleiman, Chief Financial Officer

To Guarantor:

Essex Property Trust, Inc.
1100 Park Place, Suite 200
San Mateo, California 94403
Email: akleiman@essex.com
Attention: Angela Kleiman, Chief Financial Officer

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

U.S. Bank National Association
Global Corporate Trust Services
One California Street, Suite 1000
San Francisco, California 94111
Fax: (415) 677-3769
Attention: David Jason (Essex Portfolio)

The Issuer, any Guarantor or the Trustee, by written notice to the others, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed by first class mail, postage prepaid, at such Noteholder’s address as it appears on the Note Register and shall be sufficiently given to such Noteholder if so mailed within the time prescribed.  Any notice or communication will also be so mailed to any Person in the Trust Indenture Act, to the extent required by the Trust Indenture Act.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04.     Governing Law and Jurisdiction. This Indenture, the Notes and the Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules, and without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture or the Guarantee, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.

Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in this section. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 16.03 hereof, such service to be effective upon receipt. Nothing in this Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 16.05.     Waiver of Jury Trial. All parties hereto hereby irrevocably waive all rights to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Indenture, the Guarantee or the transactions contemplated hereby or thereby.

Section 16.06.     Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.07.      Legal Holidays. In any case in which any interest payment date, Redemption Date, Stated Maturity or Maturity Date of any series of Notes or any installment of principal or interest thereon will not be a Business Day, then payment of such interest on or principal of the Notes of such series need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, Redemption Date, Stated Maturity or Maturity Date, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, Redemption Date, Stated Maturity or Maturity Date, to such next succeeding Business Day.

Section 16.08.     Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 16.09.      No Security Interest Created. Nothing in this Indenture or in the Notes of any series, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its Subsidiaries is located.

Section 16.10.      Benefits of Indenture. Nothing in this Indenture or in the Notes of any series, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Holders of Notes of such series any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.11.      Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.12.     Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes of any series hereunder, including under Sections 2.04, 2.06, 2.07, 2.08 and 3.03, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes of such series. For all purposes of this Indenture, the authentication and delivery of Notes of the applicable series by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes of such series for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.12, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all Holders of Notes of the applicable series as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this Section 16.12 shall be applicable to any authenticating agent.

Section 16.13.      Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.14.      Severability. In case any provision in this Indenture or in the Notes of any series shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.15.     USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

U.S. Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

ESSEX PORTFOLIO, L.P.

By:	Essex Property Trust, Inc.
Its Sole General Partner

By:	/s/Anne Morrison
	Name:	Anne Morrison
	Title:	General Counsel, Senior Vice President

ESSEX PROPERTY TRUST, INC.,
as Guarantor

By:	/s/Anne Morrison
	Name:	Anne Morrison
	Title:	General Counsel, Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Andrew Fung
	Name:	Andrew Fung
	Title:	Vice President

Signature Page to Essex Portfolio, L.P. Indenture

EXHIBIT A

FORM OF 2031 NOTE

[Include only for Global Notes]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS 2031 NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 2031 NOTES IN DEFINITIVE FORM, THIS 2031 NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ESSEX PORTFOLIO, L.P.
1.650% SENIOR NOTES DUE 2031

No. [___]

CUSIP No.: 29717P AW7

ISIN: US29717PAW77

$[___]

Essex Portfolio, L.P., a California limited partnership (herein called the “Issuer,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.][holder of note in definitive form], or its registered assigns, the principal sum of [___] ($[__]), [or such other amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,*] on January 15, 2031, at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on January 15 and July 15 of each year, commencing January 15, 2021 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 1.650%, from the January 15 or July 15, as the case may be, next preceding the date of this 2031 Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the 2031 Notes, in which case from and including August 24, 2020 until payment of said principal sum has been made or duly provided for. The Issuer shall pay interest on any Definitive Note by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Definitive Note may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate per annum borne by the 2031 Notes.

Reference is made to the further provisions of this 2031 Note set forth on the reverse hereof and the Indenture governing this 2031 Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This 2031 Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

*	This language should be included only if the 2031 Note is issued in global form.

IN WITNESS WHEREOF, the Issuer has caused this 2031 Note to be duly executed.

Dated:

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
Its Sole General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2031 Notes described in the within-named Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF 2031 NOTE]

ESSEX PORTFOLIO, L.P.
1.650% SENIOR NOTES DUE 2031

This 2031 Note is one of a duly authorized issue of Notes of the Issuer, designated as its 1.650% Senior Notes due 2031 (herein called the “2031 Notes”), issued under and pursuant to an Indenture dated as of August 24, 2020 (herein called the “Indenture”), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the 2031 Notes. Defined terms used but not otherwise defined in this 2031 Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) with respect to the Issuer) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all 2031 Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the 2031 Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and interest accrued and unpaid on all the 2031 Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the 2031 Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the 2031 Notes, subject to exceptions set forth in Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the 2031 Notes at the time outstanding may, on behalf of the Holders of all of the 2031 Notes, waive any past Default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this 2031 Note, the Guarantee endorsed on this 2031 Note or of the Indenture shall impair, as among the Issuer and the Holder of the 2031 Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this 2031 Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the 2031 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The 2031 Notes are issuable in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of 2031 Notes, 2031 Notes may be exchanged for a like aggregate principal amount of 2031 Notes of any other authorized denominations.

The Issuer shall have the right to redeem the 2031 Notes under certain circumstances as set forth in Section 3.01, Section 3.02 and Section 3.03 of the Indenture.

The 2031 Notes are not subject to redemption through the operation of any sinking fund.

Except as expressly provided in Article 15 of the Indenture, no recourse for the payment of the principal of or any premium or interest on this 2031 Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any 2031 Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, limited partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this 2031 Note.

ASSIGNMENT FORM

To assign this 2031 Note, fill in the form below:

(I) or (we) assign and transfer this 2031 Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2031 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2031 Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the 2031 Note is issued in global form.

EXHIBIT B

FORM OF 2050 NOTE

[Include only for Global Notes]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS 2050 NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.09 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 2050 NOTES IN DEFINITIVE FORM, THIS 2050 NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ESSEX PORTFOLIO, L.P.
2.650% SENIOR NOTES DUE 2050

No. [___]

CUSIP No.: 29717P AX5

ISIN: US29717PAX50

$[___]

Essex Portfolio, L.P., a California limited partnership (herein called the “Issuer,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [Cede & Co.][holder of note in definitive form], or its registered assigns, the principal sum of [___] ($[__]), [or such other amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,*] on September 1, 2050, at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on March 1 and September 1 of each year, commencing March 1, 2021 on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.650%, from the March 1 or September 1, as the case may be, next preceding the date of this 2050 Note to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the 2050 Notes, in which case from and including August 24, 2020 until payment of said principal sum has been made or duly provided for. The Issuer shall pay interest on any Definitive Note by check mailed to the address of the Person entitled thereto as it appears in the Note Register; provided, however, that a Holder of any Definitive Note may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Noteholder in such notice, or on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate per annum borne by the 2050 Notes.

Reference is made to the further provisions of this 2050 Note set forth on the reverse hereof and the Indenture governing this 2050 Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This 2050 Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

*	This language should be included only if the 2050 Note is issued in global form.

IN WITNESS WHEREOF, the Issuer has caused this 2050 Note to be duly executed.

Dated:

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
Its Sole General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 2050 Notes described in the within-named Indenture.

Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF 2050 NOTE]

ESSEX PORTFOLIO, L.P.
2.650% SENIOR NOTES DUE 2050

This 2050 Note is one of a duly authorized issue of Notes of the Issuer, designated as its 2.650% Senior Notes due 2050 (herein called the “2050 Notes”), issued under and pursuant to an Indenture dated as of August 24, 2020 (herein called the “Indenture”), among the Issuer, the Guarantor and U.S. Bank National Association, as trustee (herein called the “Trustee”), to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, the Guarantor and the Holders of the 2050 Notes. Defined terms used but not otherwise defined in this 2050 Note shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) with respect to the Issuer) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all 2050 Notes may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the 2050 Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(e), 6.01(f) or 6.01(g) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and interest accrued and unpaid on all the 2050 Notes shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the 2050 Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the 2050 Notes, subject to exceptions set forth in Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the 2050 Notes at the time outstanding may, on behalf of the Holders of all of the 2050 Notes, waive any past Default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this 2050 Note, the Guarantee endorsed on this 2050 Note or of the Indenture shall impair, as among the Issuer and the Holder of the 2050 Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this 2050 Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the 2050 Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The 2050 Notes are issuable in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of 2050 Notes, 2050 Notes may be exchanged for a like aggregate principal amount of 2050 Notes of any other authorized denominations.

The Issuer shall have the right to redeem the 2050 Notes under certain circumstances as set forth in Section 3.01, Section 3.02 and Section 3.03 of the Indenture.

The 2050 Notes are not subject to redemption through the operation of any sinking fund.

Except as expressly provided in Article 15 of the Indenture, no recourse for the payment of the principal of or any premium or interest on this 2050 Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any 2050 Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, limited partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this 2050 Note.

ASSIGNMENT FORM

To assign this 2050 Note, fill in the form below:

(I) or (we) assign and transfer this 2050 Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this 2050 Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this 2050 Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the 2050 Note is issued in global form.

EXHIBIT C

FORM OF GUARANTEE OF 2031 NOTES

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Issuer (defined below) and U.S. Bank National Association, as trustee (the “Indenture”)), has fully, absolutely, irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 15.01 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 1.650% Senior Notes due 2031 (the “2031 Notes”) of Essex Portfolio, L.P., a California limited partnership (the “Issuer”), whether at maturity, by acceleration, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any overdue interest on the 2031 Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders of the 2031 Notes or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any 2031 Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise.

The obligations of the Guarantor to the Holders of the 2031 Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the 2031 Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the 2031 Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the 2031 Notes, and, in the event of any transfer or assignment of rights by any Holder of the 2031 Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the 2031 Note upon which this Guarantee is noted shall have been executed by the Trustee or a duly authorized authenticating agent under the Indenture by the manual signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Signature Page Follows

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

ESSEX PROPERTY TRUST, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF GUARANTEE OF 2050 NOTES

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Issuer (defined below) and U.S. Bank National Association, as trustee (the “Indenture”)), has fully, absolutely, irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 15.01 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 2.650% Senior Notes due 2050 (the “2050 Notes”) of Essex Portfolio, L.P., a California limited partnership (the “Issuer”), whether at maturity, by acceleration, call for redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any overdue interest on the 2050 Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders of the 2050 Notes or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any 2050 Notes or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption or otherwise.

The obligations of the Guarantor to the Holders of the 2050 Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the 2050 Notes and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the 2050 Notes and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the 2050 Notes, and, in the event of any transfer or assignment of rights by any Holder of the 2050 Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectability.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the 2050 Note upon which this Guarantee is noted shall have been executed by the Trustee or a duly authorized authenticating agent under the Indenture by the manual signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Signature Page Follows

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated:

ESSEX PROPERTY TRUST, INC.

By:
Name:
Title: